As filed with the Securities and Exchange Commission on June 1, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1573084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(Address of principal executive offices)

2007 Performance Incentive Plan

Dennis B. Mullen

Chief Executive Officer

Red Robin Gourmet Burgers, Inc.

6312 S. Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

Telephone: (303) 846-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Annita M. Menogan	Ronald R. Levine, Esq.
Chief Legal Officer	Davis Graham & Stubbs LLP
Red Robin Gourmet Burgers, Inc.	1550 Seventeenth Street, Suite 500
6312 S. Fiddler’s Green Circle, Suite 200N	Denver, Colorado 80202
Greenwood Village, Colorado 80111	(303) 892-9400
Telephone: (303) 846-6000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee(3)
Common Stock (par value $0.001 per share)	1,000,000 shares	$42.81	$42,810,000	$1,314.27

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement covers any securities that may be offered or issued pursuant to the Red Robin Gourmet Burgers, Inc. 2007 Performance Incentive Plan (the “2007 Plan”) to prevent dilution as a result of adjustments for stock dividends, stock splits and similar changes.

(2)          Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the price per share and aggregate offering price are based upon the average of the high and low sales prices of the Company’s common stock on May 30, 2007, as reported by The NASDAQ® Stock Market.

(3)          Pursuant to Rule 457(p) under the Securities Act, $286.32 of the registration fee for this registration statement is being offset with the unused registration fee that was previously paid in connection with the Registrant’s Registration Statement No. 33-125443 (the “Prior Registration Statement”) filed on June 2, 2005 in connection with the Red Robin Gourmet Burgers, Inc. 2004 Incentive Plan (the “2004 Plan”).  Upon approval of the 2007 Plan on May 31, 2007, the 2007 Plan replaced the 2004 Plan and no further awards will be made under the 2004 Plan.  The 217,859 shares that have not been issued under the 2004 Plan and are not subject to issuance under outstanding awards under the 2004 Plan are being deregistered under the Prior Registration Statement.

PART I

The information and written statement required by Part I are included in the documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(i) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, previously filed by Red Robin Gourmet Burgers, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated in this registration statement by reference as of their date of filing with the Commission:

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on February 28, 2007 (SEC File No. 000-49916);

(b)           The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 22, 2007, filed with the Commission on June 1, 2007 (SEC File No. 000-49916);

(c)           The Company’s Current Reports on Form 8-K filed on January 31, 2007, March 5, 2007, April 19, 2007 and May 31, 2007 (each, SEC File No. 000-49916);

(d)           The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, filed with the SEC on July 16, 2002 (which incorporates such description of the Common Stock from the Company’s Registration Statement on Form S-1, originally filed April 26, 2002 and as subsequently amended, which description is also hereby incorporated by reference) (SEC File No. 000-49916), and any other amendment or report filed for the purpose of updating such description.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered under the registration statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

The Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL, and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as federal securities laws or state or federal environmental laws.

The Company has entered into indemnification agreements with all of its directors and executive officers. Under these agreements, the Company will indemnify its directors and executive officers against amounts actually and reasonably incurred in connection with actual or threatened proceedings if any of them may be made a party because of their role as a director or officer. The Company is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company’s best interests. For any criminal proceedings, the Company is obligated to pay these amounts only if the officer or director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

The Company has obtained liability insurance coverage for its directors and executive officers with respect to actions arising out of the performance of such director’s or executive officer’s duty in his or her capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

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ITEM 8.  EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Davis Graham & Stubbs LLP

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on signature page of this registration statement)

ITEM 9.     UNDERTAKINGS

(a)           The Registrant undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this

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registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S—8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 1st day of June, 2007.

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Dennis B. Mullen
Name:	Dennis B. Mullen
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis B. Mullen, Katherine L. Scherping and Annita M. Menogan, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dennis B. Mullen	Chairman of the Board and	June 1, 2007
Dennis B. Mullen	Chief Executive Officer
(Principal Executive Officer)

/s/ Katherine L. Scherping	Chief Financial Officer	June 1, 2007
Katherine L. Scherping	(Principal Financial and
Accounting Officer)

/s/ Benjamin D. Graebel	Director	June 1, 2007
Benjamin D. Graebel

/s/ Edward T. Harvey	Director	June 1, 2007
Edward T. Harvey

/s/ Taylor Simonton	Director	June 1, 2007
Taylor Simonton

/s/ Gary J. Singer	Director	June 1, 2007
Gary J. Singer

/s/ James T. Rothe	Director	June 1, 2007
James T. Rothe

/s/ Richard J. Howell	Director	June 1, 2007
Richard J. Howell

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Davis Graham & Stubbs LLP

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on signature page of this registration statement)